EX-99.B(a)wrartsup

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                           WADDELL & REED FUNDS, INC.

      Pursuant to Sections 2-105, 2-605 and 2-607 of the Maryland General Corporation Law, Waddell & Reed Funds, Inc. (the "Corporation"), a Maryland corporation, having its principal office in Baltimore, Maryland, hereby adopts the following Articles of Amendment to the Corporation's Articles of
Incorporation:

      FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, as amended ("Articles of Incorporation"), the Board of Directors has heretofore duly designated, in accordance with Maryland General Corporation Law, the aggregate number of shares of capital stock which the Corporation is authorized to issue at Six Billion (6,000,000,000) shares of capital stock (par value $0.01 per share), amounting in the aggregate to a par value of Sixty Million Dollars ($60,000,000). Such shares have heretofore been classified by the Board of Directors among the series of the Corporation as follows:

      Total Return Fund, Class B                      250,000,000 shares
      Total Return Fund, Class Y                      150,000,000 shares
      Total Return Fund, Class C                      100,000,000 shares
      Growth Fund, Class B                            250,000,000 shares
      Growth Fund, Class Y                            150,000,000 shares
      Growth Fund, Class C                            100,000,000 shares
      Limited-Term Bond Fund, Class B                 250,000,000 shares
      Limited-Term Bond Fund, Class Y                 150,000,000 shares
      Limited-Term Bond Fund, Class C                 100,000,000 shares
      Municipal Bond Fund, Class B                    250,000,000 shares
      Municipal Bond Fund, Class Y                    150,000,000 shares
      Municipal Bond Fund, Class C                    100,000,000 shares
      International Growth Fund, Class B              250,000,000 shares
      International Growth Fund, Class Y              150,000,000 shares
      International Growth Fund, Class C              100,000,000 shares
      Asset Strategy Fund, Class B                    250,000,000 shares
      Asset Strategy Fund, Class Y                    150,000,000 shares
      Asset Strategy Fund, Class C                    100,000,000 shares
      High Income Fund, Class B                       250,000,000 shares
      High Income Fund, Class Y                       150,000,000 shares
      High Income Fund, Class C                       100,000,000 shares
      Science and Technology Fund, Class B            250,000,000 shares
      Science and Technology Fund, Class Y            150,000,000 shares

      Science and Technology Fund, Class C            100,000,000 shares

      SECOND: Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors hereby, in accordance with Sections 2-105 and 2-605(a)(4) of the Maryland General Corporation Law, redesignates the shares previously designated as Class B shares of a series as Class C shares of that series and combines such redesignated shares and the Class C shares of that series to result in a single class, Class C, of such series, effective March 24, 2000, as follows:

      Total Return Fund, Class C                      350,000,000 shares
      Growth Fund, Class C                            350,000,000 shares
      Limited-Term Bond Fund, Class C                 350,000,000 shares
      Municipal Bond Fund, Class C                    350,000,000 shares
      International Growth Fund, Class C              350,000,000 shares
      Asset Strategy Fund, Class C                    350,000,000 shares
      High Income Fund, Class C                       350,000,000 shares
      Science and Technology Fund, Class C            350,000,000 shares

      THIRD: The aggregate number of shares of all classes of stock of the Corporation remains at Six Billion (6,000,000,000), the par value per share remains at $0.01 per share, and the aggregate par value of all authorized stock remains Sixty Million Dollars ($60,000,000). Except as provided in the foregoing Article SECOND of these Articles of Amendment, the designation and aggregate number of shares of capital stock of each series and class that the Corporation is authorized to issue remain unchanged from those set forth in Article FIRST. All authorized shares that have not been designated or classified remain available for future designation and classification.

      FOURTH: The amendments contained herein were approved by a majority of the Board of Directors of the Corporation and are limited to changes permitted by
Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

      FIFTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

      IN WITNESS WHEREOF, the undersigned Vice President of the Corporation hereby executes these Articles of Amendment on behalf of the Corporation this 15th day of March, 2000.

                                          /s/ Kristen A. Richards
                                          -----------------------------------
                                          Kristen A. Richards, Vice President

Attest: /s/ Daniel C. Schulte
        -------------------------
        Daniel C. Schulte,
        Assistant Secretary

      The undersigned, Vice President of Waddell & Reed Funds, Inc. who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                        WADDELL & REED FUNDS, INC.


                                        By: /s/ Kristen A. Richards
                                            -----------------------------------
                                            Kristen A. Richards, Vice President


                                        3